Exhibit 10.142

Execution Original

909 CHESTNUT
REAL ESTATE SALE CONTRACT

The mailing, delivery or negotiation of this Contract by Seller or its agents or attorneys shall not be deemed an offer by Seller to enter into any transaction or to enter into any other relationship, whether on the terms contained herein or on any other terms. This Contract shall not be binding upon Seller, nor shall Seller have any obligations or liabilities or Purchaser any rights with respect thereto, or with respect to the Property, unless and until Seller has executed and delivered this Contract. Until such execution and delivery of this Contract, Seller may terminate all negotiation and discussion of the subject matter hereof, without cause and for any reason, with recourse or liability.

ARTICLE 1: GENERAL PROVISIONS

1.1       Contract. Subject to the terms and conditions of this Real Estate Sale Contract (this “Contract”), SOUTHWESTERN BELL TELEPHONE, L.P., a Texas limited partnership (collectively “Seller”) agrees to sell to INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation or its nominee permitted under Section 11.1 below (“Purchaser”), and Purchaser agrees to purchase from Seller, that certain high rise office tower, underground parking and related improvements located at 909 Chestnut Street, St. Louis, Missouri, consisting of the following (collectively, the “Property”): (i) the real property described on Exhibit A attached hereto, together with all improvements (the “Improvements”) located thereon (collectively, the “Real Property”); and (ii) all of Seller’s right, title and interest in and to fixtures, which are used in the operation of the Improvements (collectively, the “Fixtures”), including, without limitation, all affixed heating, ventilation and air conditioning equipment, and fire sprinklers, but excluding (x) any personal property used by Seller or any other occupant of the Improvements or the Property in the operation of its business, and (y) any trademarks, trade names or other intellectual property, including, without limitation, the AT&T name and any variant thereof.

1.2       Purchase Price: The total purchase price to be paid to Seller by Purchaser for the Property shall be TWO HUNDRED FOUR MILLION NINE HUNDRED THOUSAND AND NO/100 DOLLARS ($204,900,000.00) (the “Purchase Price”). The Purchase Price shall be paid to Seller at Closing, plus or minus prorations and other adjustments hereunder, including all Earnest Money (hereinafter defined) credited against the Purchase Price by federal wire transfer of immediately available funds.

1.2.1    Lease Back: During the Review Period, Seller and Purchaser shall negotiate in good faith to finalize the terms of a lease for the Property whereby Seller shall leaseback the entire Property for a primary lease term of Ten (10) years nine (9) months and lease payments of One Million Two Hundred Twenty-Six Thousand Two Hundred Ninety-Three Dollars ($1,226,293.00) per month and Fourteen Million Seven Hundred Fifteen Thousand Five Hundred Sixteen Dollars ($14,715,516.00) per annum for the first year, with annual increases of two percent (2%) per year thereafter.

1.3       Title Company and Escrow Agent: The Title Company and Escrow Agent for this transaction shall be First American Title Insurance Company, 1401 South Brentwood Boulevard, Suite 300, Saint Louis, Missouri, 63144, Attn: Nanci Napoli, Phone: (314) 785-6202.

1.4       Effective Date: This Contract is executed as of November 3, 2006 (the “Effective Date”).

1.5       Inspection Period: The “Inspection Period” is the period beginning on the Effective Date and ending at 5:00 p.m. Central Standard Time on November 30, 2006,.

1.6       Closing Date: The “Closing Date” shall be on the later of (i) five (5) days following the MPSC Approvals per Section 1.13 hereof (or such days fewer than five so that the Closing occurs by December 29, 2006); or (ii) five (5) business days after expiration of the Inspection Period; or (iii) on such other date or place as may be mutually agreed to in writing by Seller and Purchaser. Provided, however, that notwithstanding the foregoing, if the Closing has not occurred by Friday, December 29, 2006, then Seller may terminate this Contract and thereupon the Escrow Agent shall return the Earnest Money to Purchaser, the same as if MPSC Approvals had not been obtained, it being the intention of the parties that the sale and leaseback as contemplated by this Contract shall occur, if at all, before the end of calendar year 2006.

1.7       Deposit of Earnest Money. Within two business days after the Effective Date, Purchaser shall deposit Five Million Dollars ($5,000,000) in immediately available funds (such amount the “Earnest Money”) with Escrow Agent, evidencing Purchaser’s good faith to perform Purchaser’s obligations under this Contract. If Purchaser fails to timely deposit the Earnest Money with the Escrow Agent, this Contract shall terminate and be of no force and effect. The Escrow Agent shall hold and disburse the Earnest Money in accordance with the terms and provisions of this Contract. If the Closing under this Contract occurs, the Escrow Agent shall deliver the Earnest Money into the closing escrow with Title Company, to be applied against the Purchase Price. All interest earned on the Earnest Money shall in all events be the money of Purchaser, regardless of the ultimate disposition of the Earnest Money and shall be paid to Purchaser upon written request of Purchaser.

1.8       AT&T Lease. Provided the parties have fully and finally negotiated the terms of the lease, at the Closing, Purchaser, as landlord, shall enter into a lease agreement (the “AT&T Lease”) with AT&T Services, Inc., which AT&T Lease shall be in the form agreed to by the parties as evidenced by their execution thereof. The execution and delivery of the AT&T Lease by the parties is a condition precedent to the closing hereunder. If the parties have not agreed upon the terms of the AT&T Lease and finalized the same by the end of the Inspection Period then either party may terminate this Contract upon written notice to the other prior to the expiration of the Inspection Period.

1.9       Skywalks. At Closing, Purchaser and Seller shall enter into an easement agreement in form and substance mutually agreeable to the parties, that establishes easement rights in and to the existing skywalks that connect 909 Chestnut to the adjoining Data Center and Central Office Building owned by Seller and/or related Seller entities (the “Skywalk Easement”). The execution, delivery and recordation of the Skywalk Easement is a condition precedent to the closing hereunder.

1.10     Rooftop Rights. At Closing, Purchaser and Seller shall enter into a perpetual easement agreement in form and substance mutually agreeable to the parties, that establishes sole and exclusive easement rights in favor of Seller in and to all of the rooftop areas of the Improvements, together with 24 hour, seven day a week access for Seller and Seller’s designees to and from such rooftop areas (the “Rooftop Easement”). The execution, delivery and recordation of the Rooftop Easement is a condition precedent to the closing hereunder.

1.11     Blanket Technology Easement. At Closing, Purchaser and Seller shall enter into a perpetual easement agreement in form and substance mutually agreeable to the parties, that grants to Seller a blanket easement on, under and through those portions of the Property as presently exists (including the existing risers and chase from the basement to the rooftop of the Property) or as Seller may in the future determine are necessary, in Seller’s sole discretion, for such wiring, conduit, connections, cabling and any and all such other technology or operating system needs of the Data Center and Central Office Building of AT&T located adjacent to the Property so that those two buildings continue to have the same connectivity, functionality and operations through the Property as would exist if Seller had continued to own the Property (the “Blanket Easement”). The execution, delivery and recordation of the Blanket Easement is a condition precedent to the closing hereunder.

1.12     Seller Approval. Seller’s obligations under this Contract are conditioned on Seller obtaining such approvals as Seller deems necessary from the Board of Directors (or a committee of such Board ) of AT&T, Inc. with respect to this Contract and the transactions contemplated herein. If Seller does not receive the necessary approvals, Seller may terminate this Contract by written notice to Purchaser given prior to the Closing Date.

1.13     Missouri Public Service Commission Approval. It is further understood and agreed that this Contract and Seller’s obligations to close hereunder are contingent upon Seller obtaining the approval of this Contract and the conveyance provided for herein upon terms and conditions acceptable to Seller in its sole and exclusive discretion, from the Missouri Public Service Commission (hereinafter the “MPSC”) in accordance with the Missouri Revised Statutes and regulations adopted pursuant thereto, without appeal therefrom (collectively, the “MPSC Approvals”). Seller agrees at its own cost and expense to diligently prepare and submit an application requesting the MPSC Approvals promptly following the date of this Contract and to diligently pursue the MPSC Approvals. Seller shall have no obligation to appeal any adverse MPSC decision, or to defend any appeal from any favorable decision. In the event that Seller does not obtain the MPSC Approvals upon terms and conditions acceptable to Seller in its sole and exclusive discretion by December 23, 2006, then Seller shall give notice to Purchaser to that effect and thereafter upon written request of Purchaser the Title Company shall return to Purchaser the Earnest Money together with interest accrued thereon, whereupon this Contract and all rights of Purchaser hereunder shall terminate (except for those provisions which specifically survive termination) and Seller shall have no further obligations to Purchaser hereunder.

1.14     Trade Fixtures and Equipment. Purchaser acknowledges that Seller is currently conducting its telecommunications business and other related operations at the Property. All trade fixtures, equipment, furniture, furnishings, appliances, supplies, records, documents and other items of moveable personal property relating to the operation of Seller’s business that may be situated upon the Property (including, without limitation, signage, computer hardware, racking, such wiring as Seller may chose to remove, alarms and security equipment, telecommunication and technology equipment and infrastructure and all proprietary equipment and systems) are hereby excluded from the Improvements to be conveyed hereunder and shall remain the property of Seller or AT&T Services, Inc., as the tenant under the AT&T Lease.

1.15     Termination for Convenience. In addition to any other provision in this Contract permitting Seller to terminate the Contract, Seller may also terminate this Contract upon written notice to Purchaser at any time prior to the Closing Date for the convenience of Seller, provided that Seller in the event of any termination by Seller of this Contract, whether for convenience or as otherwise permitted hereunder, shall in such event reimburse Purchaser for all of its then reasonable and customary third party expenses incurred in performing due diligence on the Property. Seller shall make such reimbursement within thirty (30) business days of being presented with copies of all third party invoices and billings for such third party due diligence services and expenses, together with such other supporting or back-up documentation as Seller may reasonably request. In the event Seller disputes any third party due diligence expense included in Purchaser’s request for reimbursement then Seller shall reimburse Purchaser for all nondisputed due diligence expenses and the parties shall resolve any disputed due diligence expenses by binding mediation.

ARTICLE 2: INSPECTION

2.1       Property Information. Seller shall deliver or make available to Purchaser the following, to the extent in Seller’s possession or control (the “Property Information”), within five days after the Effective Date:

2.1.1    Environmental Reports. Existing third party environmental reports or site assessments related to the Property to be delivered to Purchaser by Seller;

2.1.2    Tax Statements. Copies of most recent ad valorem tax statements relating to the Property, together with the latest assessment information; and

2.1.3    Contracts and Leases. Copies of any and all management, service, supply, equipment rental and other contracts related to the operation of the Property which would survive the terms of the AT&T Lease, as well as a copy of the existing first floor leases for tenants who will become subtenants under the AT&T Lease, as provided therein.

Except as otherwise expressly provided herein, Seller makes no representations or warranties as to the accuracy or completeness of the Property Information. The Property Information and all other information, other than matters of public record, furnished to, or obtained through inspection of the Property by, Purchaser, its affiliates, lenders, employees or agents relating to the Property, will be treated by Purchaser, its affiliates, lenders, employees and agents as confidential, and will not be disclosed to anyone other than on a need-to-know basis to Purchaser’s consultants who agree to maintain the confidentiality of such information, and will be returned to Seller by Purchaser if the Closing does not occur.

2.2       Inspections. Commencing on the Effective Date, at its sole cost and expense, upon reasonable prior notice to Seller, Purchaser shall have reasonable access during normal business hours to the Property and conducting inspections and tests, including surveys and architectural, engineering, geotechnical and environmental inspections and tests, provided that i) such inspections shall be at such times and subject to and under such terms, conditions and requirements as Seller may impose in its sole discretion; ii) shall exclude any areas deemed by Seller as being secret areas into which Purchaser may not enter due to confidential or proprietary matters; and iii) no photography, video or other recording may be taken of any part of the interior of the building without the prior written consent of Seller, which consent may be granted or denied in Seller’s sole discretion. Before any such entry, Purchaser shall provide Seller with a certificate of insurance naming Seller as an additional insured and with an insurer and insurance limits (minimum $5 million) and coverage reasonably satisfactory to Seller. Purchaser shall not disturb Seller’s business operations on the Property. In connection with its due diligence investigations, Purchaser or Purchaser’s representatives may meet with or contact building officials and governmental authorities, parties to Service Contracts and other agreements, the property management personnel, and a walk through of the Property; provided that Seller shall be given a reasonable opportunity to participate in any of the foregoing. Purchaser may only enter and inspect the interior of the Improvements when accompanied by a representative of Seller. Purchaser may not perform any invasive testing or drilling without the consent of Seller which consent will not be unreasonably withheld. In conducting any inspections or tests of the Property, Purchaser shall keep the Property free and clear of any liens arising from work performed on behalf of Purchaser. Purchaser shall restore the Property to substantially the same condition as existed prior to the tests and inspections, and shall defend, indemnify and hold Seller harmless from and against any claims and liabilities asserted against Seller arising out of Purchaser’s inspections; provided, however, the indemnity shall not extend to claims or liabilities arising out of the discovery of any existing environmental condition except to the extent such condition is made worse by Purchaser’s negligence or willful misconduct. This indemnity shall survive the Closing and any termination of this Contract. Within five days after Seller’s request, Purchaser shall provide Seller with a copy of the results of any tests and inspections made by or for Purchaser, excluding only market and economic feasibility studies (the “Purchaser’s Reports”).

2.3       Absolute Termination Right. Purchaser shall have through the last day of the Inspection Period in which to examine, inspect, and investigate the Property and, in Purchaser’s sole and absolute judgment and discretion, determine whether the Property is acceptable to Purchaser. Notwithstanding anything to the contrary in this Contract, Purchaser may terminate this Contract for any reason or no reason, by giving written notice of termination to Seller and Escrow Agent (the “Inspection Termination Notice”) on or before the last day of the Inspection Period. If Purchaser does not give an Inspection Termination Notice, this Contract shall continue in full force and effect, Purchaser shall be deemed to have waived its right to terminate this Contract pursuant to this Section 2.3, and the Earnest Money shall become non-refundable except as expressly provided herein.

2.4       Purchaser’s Reliance on its Investigations. To the maximum extent permitted by applicable law and except for Seller’s representations and warranties in Section 8.1 and the warranties of title in the deed delivered at the Closing (“Seller’s Warranties”), this sale is made and will be made without representation, covenant, or warranty of any kind (whether express, implied, or, to the maximum extent permitted by applicable law, statutory) by Seller. As a material part of the consideration for this Contract, Purchaser agrees to accept the Property on an

“As is” and “Where is” basis, with all faults and any and all latent and patent defects, and without any representation or warranty, all of which Seller hereby disclaims, except for Seller’s Warranties. Except for Seller’s Warranties, no warranty or representation is made by Seller as to (a) fitness for any particular purpose, (b) merchantability, (c) design, (d) quality, (e) condition, (f) operation or income, (g) compliance with drawings or specifications, (h) absence of defects, (i) absence of hazardous or toxic substances, (j) absence of faults, (k) flooding, or (l) compliance with laws and regulations including, without limitation, those relating to health, safety, and the environment. Purchaser acknowledges that Purchaser has entered into this Contract with the intention of making and relying upon its own investigation of the physical, environmental, economic use, compliance, and legal condition of the Property and that Purchaser is not now relying, and will not later rely, upon any representations and warranties made by Seller or anyone acting or claiming to act, by, through or under or on Seller’s behalf concerning the Property, except for Seller’s Warranties.

Consistent with the foregoing and subject solely to the Seller’s Warranties, effective as of the Closing Date, Purchaser, for itself and its agents, affiliates, successors and assigns, hereby releases, covenants not to sue, and forever discharges Seller, its agents, affiliates, subsidiaries, successors and assigns (collectively the “releasees”) from any and all rights, claims and demands at law or in equity, whether known or unknown at the time of this Contract, which Purchaser has or may have in the future, arising out of the physical, environmental, economic or legal condition of the Property, including, without limitation, all claims in tort or contract and any claim for indemnification or contribution arising under the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601, et seq.) or any similar federal, state or local statute, rule or regulation. Purchaser, upon Closing, shall be deemed to have waived, relinquished and released Seller and all other releasees from and against any and all matters affecting the Property.

The provisions of this Section 2.4 shall survive indefinitely any closing or termination of this Contract and shall not be merged into the closing documents.

ARTICLE 3: TITLE REVIEW AND APPROVAL

3.1       Title Review. Purchaser acknowledges its receipt of a current preliminary title report or commitment (such report or commitment, as it may be amended, supplemented and updated, the “Preliminary Title Report”) issued by the Title Company, together with legible copies of all documents of record referred to in the Preliminary Title Report as exceptions to title to the Property. Upon execution of this Contract by the parties, Seller shall direct Title Company to revise the commitment to name Purchaser’s acquisition entity as the named insured in the amount of the Purchase Price. Seller shall obtain, at Seller’s expense, a current ALTA survey (“Survey”) of the Property during the Inspection Period certified to Purchaser, Title Company and any other party as Purchaser may direct. During the Inspection Period, Purchaser shall review title to the Property as disclosed by the Preliminary Title Report and the Survey. Seller shall remove or cause the title company to insure over at Closing any monetary lien for a determinable sum. Seller may cause the Title Company to insure over mechanics liens for unpaid labor and materials relating to the Repair Contracts (defined below). With respect to any other title exceptions, Seller shall have no obligation to remove such exceptions. The term “Permitted Exceptions” means those specific exceptions in the Preliminary Title Report as of the end of the Inspection Period other than those that Seller is required to remove, any real estate taxes not yet due and payable, zoning ordinances and regulations and other laws or regulations governing use or enjoyment of the Property, the Rooftop, Skywalk and Blanket Easements, and the AT&T Lease, and the current first floor subtenants under lease, as applicable.

3.2       Title Policy Condition. Purchaser shall not be obligated to close this transaction unless, upon the sole condition of payment of the premium, at Closing, the Title Company is willing to issue to Purchaser an owner’s policy of title insurance, dated as of the date and time of the recording of the Deed, with extended coverage, in the amount of the Purchase Price, insuring Purchaser that title to the Property is vested of record in Purchaser on the Closing Date, subject only to the Permitted Exceptions, the printed conditions and exceptions of such policy other than the standard exceptions deleted by extended coverage and any other title exceptions accepted or deemed accepted by Purchaser but including the following endorsements: 3.1 zoning; subdivision; utility facility, tax parcel number; access; and contiguity (the “Title Policy”). The agreement of the Title Company to issue such endorsements will be a condition to Purchaser’s obligation to close, but the failure of the Title Company to issue such endorsement will not be deemed a default by Seller hereunder.

3.3       Owner’s Affidavit. At the Closing, Seller shall execute and deliver to the Escrow Agent an ALTA statement in customary form, a standard gap indemnity, and any other document or undertaking required to cure or remove the exceptions to title that Seller is obligated to remove pursuant to Section 3.1.

3.4       Leasehold Policy. Seller shall also request, at Seller’s sole cost and expense, that the Title Company provide Seller at Closing with a simultaneous leasehold title commitment issued by the Title Company under which the Title Company will agree at Closing to issue an ALTA Leasehold Policy of Title Insurance in the amount of the Purchase Price insuring Seller’s leasehold interest under the Lease, subject only to the Permitted Exceptions and Purchaser’s acquisition financing.

3.5       SNDA. Purchaser will provide Seller at Closing with a Subordination, Non-Disturbance and Attornment Agreement (in substantially the form attached as an exhibit to the Lease between the parties) from the holders of all such mortgages, deeds of trust, liens or other encumbrances arising from the acquisition financing.

ARTICLE 4: COVENANTS

4.1       Operation of Property; Ongoing Repairs and Maintenance. From the Effective Date through the Closing, Seller shall operate and manage the Property in substantially the same manner in which it is being operated as of the Effective Date.

4.2       New Contracts. From the Effective Date through the Closing, Seller will not enter into or amend any contract that will be an obligation affecting the Property subsequent to the Closing, except contracts entered into in the ordinary course of business that do not have a term extending beyond the end of the terms of the AT&T Lease.

4.3       Estoppel Certificate. [Intentionally Deleted]

4.4       Maintenance of Insurance. From the Effective Date through the Closing, Seller shall continue to carry its existing insurance on the Improvements.

4.5       Permits and Encumbrances. From the Effective Date through the Closing, without the prior written consent of Purchaser, which shall not be unreasonably withheld or delayed, Seller shall not encumber the Property or create or modify any exceptions to title to the Property, or initiate or consent to any action with respect to zoning or other Property entitlements or permits.

ARTICLE 5: CONDITIONS AND REMEDIES

5.1       Conditions. The obligation of Seller, on the one hand, and Purchaser, on the other hand, to consummate the transactions contemplated hereunder shall be subject to the following conditions:

5.1.1    Representations and Warranties. The other party’s representations and warranties contained herein shall be true and correct in all material respects as of the respective dates made and re-made (subject to Section 10.3.2 below);

5.1.2    Covenants. As of the Closing Date, the other party shall have performed its material covenants and obligations hereunder;

5.1.3    Proceedings. There shall exist no pending or threatened action, suit or proceeding with respect to the other party before or by any court or administrative agency which seeks to restrain or prohibit, or to obtain damages or a discovery order with respect to, this Contract or the consummation of the transactions contemplated hereby; and

5.1.4    Other. Any other condition set forth in this Contract to such party’s obligation to close is not satisfied by the applicable date and time.

5.2       Effect of Failure of Condition. So long as a party is not in default hereunder, if any condition benefiting such party has not been satisfied as of the Closing Date or other applicable date, such party may, in its sole discretion: (i) terminate this Contract by delivering written notice to the other party on or before the Closing Date or other applicable date, in which event the Earnest Money shall be returned to Purchaser (unless Purchaser is in default hereunder), (ii) extend the time available for the satisfaction of such condition by up to a total of 10 business days, but not past December 29, 2006, or (iii) elect to close, notwithstanding the non satisfaction of such condition, and therefore waive satisfaction of such condition. If such party elects to proceed pursuant to clause (ii) above, and such condition remains unsatisfied after the end of such extension period, then, at such time, such party may proceed pursuant to either clause (i) or (iii) above.

ARTICLE 6: CLOSING

6.1       Closing. The consummation of the transaction contemplated herein (“Closing”) shall occur on the Closing Date through the usual form of deed and money escrow, which the parties shall establish with Escrow Agent. Counsel for the respective parties may provide closing escrow instructions to the Title Company. In the event of any conflict between the escrow instructions and the provisions of this Contract, as between the parties, the provisions of this Contract shall control. All conditions to Closing must be met and the Purchase Price paid to Seller by wire transfer from the Escrow Agent prior to 1:00 p.m. Central Standard Time on the Closing Date.

6.2       Seller’s Deliveries in Escrow. On the Closing Date, Seller shall deliver in escrow to Escrow Agent the following:

6.2.1    Deed. Special Warranty Deed (the “Deed”) executed by Seller conveying the Property to Purchaser in the form attached to this Contract as Exhibit B subject to no exceptions other than the Permitted Exceptions;

6.2.2    Evidence of Authority. If required by the Title Company, an affidavit signed on behalf of Seller as of the Closing Date, so as to evidence the authority of the person signing the Deed and other documents to be executed by Seller at Closing

6.2.3    Foreign Person. An affidavit of Seller certifying that Seller is not a “foreign person” as defined in the federal Foreign Investment in Property Tax Act of 1980;

6.2.4    Owner’s Affidavit. An executed affidavit or other document acceptable to the Title Company in issuing the owner’s title policy without exception for possible lien claims of mechanics, laborers and materialmen and without exception for parties in possession, except for the rights of the tenant under the AT&T Lease and the first floor subtenants;

6.2.5    Easements. An executed original of each of the Section 1.9 (Skywalk), 1.10 (Rooftop) and 1.11 (Technology) easements;

6.2.6    AT&T Lease. Two (2) originals of the AT&T Lease executed by AT&T Services, Inc. as the tenant thereunder; and

6.2.7    Other Documentation. Such other documents as may be reasonable and necessary in the opinion of the Title Company to consummate and close the purchase and sale contemplated herein pursuant to the terms and provisions of this Contract.

6.3       Purchaser’s Deliveries in Escrow. On the Closing Date, Purchaser shall deliver in escrow to Escrow Agent the following:

6.3.1    Purchase Price. The Purchase Price, less the Earnest Money that is applied to the Purchase Price, plus or minus applicable prorations, in immediate, same-day U.S. federal funds wired for credit into Escrow Agent’s escrow account;

6.3.2    Evidence of Authority. Such consents and authorizations as the Title Company may reasonably deem necessary to evidence authorization of Purchaser for the purchase of the Property, the execution and delivery of any documents required in connection with Closing and the taking of all action to be taken by the Purchaser in connection with Closing;

6.3.3    Lease. Two (2) originals of the AT&T Lease executed by Purchaser or Purchaser’s acquisition entity, as landlord;

6.3.4    Easements. An executed original of each of the Section 1.9 (Skywalk), 1.10 (Rooftop) and 1.11 (Technology) easements as described therein; and

6.3.5    Other Documentation. Such other documents as may be reasonable and necessary in the opinion of the Title Company to consummate and close the purchase and sale contemplated herein pursuant to the terms and provisions of this Contract.

6.4       Closing Statements. As of or prior to the Closing Date, Seller and Purchaser shall deposit with Escrow Agent executed closing statements consistent with this Contract in the form required by Escrow Agent.

6.5       Possession. Seller shall deliver possession of the Property to Purchaser at the Closing, subject to the AT&T Lease and the first floor subtenants.

6.6       Proration. There shall be no prorations of taxes, utilities or other charges since Seller is leasing back the Property at Closing pursuant to the Lease.

6.7       Closing Expenses. Seller shall pay, on the Closing Date, the cost of the survey, the base premium cost for Purchaser’s Title Policy and all title search fees or commitment fees, one-half (1/2) of any escrow fees and other customary Closing charges of the Title Company and the cost for Seller’s leasehold title policy. Purchaser shall pay, on the Closing Date, all recording costs and the balance of any escrow fees and other customary Closing charges of the Title Company, the premium cost of all requested endorsements for the Title Policy, including any extended coverage or other endorsements set out in Section 3.2 hereof or otherwise desired by Purchaser. Each party shall pay its own attorneys’ fees.

ARTICLE 7: PRORATIONS AND ADJUSTMENTS

7.1       Prorations. Real estate taxes and assessments, charges under Service Contracts, and utility charges will not be prorated at Closing. At Closing Seller will cause the tenant under the AT&T Lease to pay, or Purchaser shall be credited, for “Base Rent” payable under the AT&T Lease from and including the date of Closing through and including the last day of the calendar month in which the Closing occurs. Seller shall continue to be responsible as set forth in the AT&T Lease after Closing for real estate taxes and assessments, charges under Service Contracts, and utility charges which accrue before Closing; provided that Seller’s obligation for real estate taxes accrued through the date of Closing shall be adjusted between Seller and the tenant under the AT&T Lease as set forth therein and real estate taxes shall thereafter be paid and settled as provided in the AT&T Lease.

7.2       Transfer Taxes. [Intentionally Deleted]

7.3       Sales Commissions. Seller and Purchaser represent and warrant each to the other that they have not dealt with any real estate broker, sales person or finder in connection with this transaction other than CB Richard Ellis/Brian Scott (NYC office), on behalf of Seller (the “Broker”). The Broker is an independent contractor and is not authorized to make any agreement or representation on behalf of Seller. Seller shall pay the Broker in accordance with its separate agreement with the Broker. Subject to the foregoing sentence, in the event of any claim for broker’s or finder’s fees or commissions in connection with the negotiation, execution or consummation of this Contract or the transactions contemplated hereby, each party shall defend, indemnify and hold harmless the other party from and against any such claim based upon any statement, representation or agreement of such party.

ARTICLE 8: REPRESENTATIONS AND WARRANTIES

8.1       Seller’s Representations and Warranties. Seller represents and warrants to Purchaser that:

8.1.1    Organization and Authority. Seller has been duly organized, is validly existing, and is in good standing in the state in which it was formed. Subject to Sections 1.12 and 1.13 above, Seller has the full right and authority and has obtained any and all consents required to enter into this Contract and to consummate or cause to be consummated the transactions contemplated hereby. Subject to Sections 1.12 and 1.13 above, this Contract has been, and all of the documents to be delivered by Seller at the Closing will be, authorized and executed and constitute, or will constitute, as appropriate, the valid and binding obligation of Seller, enforceable in accordance with their terms.

8.1.2    Conflicts and Pending Actions. There is no agreement to which Seller is a party or, to Seller’s knowledge, that is binding on Seller which is in conflict with this Contract. To Seller’s knowledge, there is no action or proceeding pending or threatened against Seller or relating to the Property, which challenges or impairs Seller’s ability to execute or perform its obligations under this Contract.

8.1.3    Legal Compliance. Seller has not received any written notices of any material violations of any building code or other law with respect to the Property which have not been corrected to the satisfaction of the issuer of the notice.

8.1.4    Condemnation. Seller has no knowledge of any contemplated or pending condemnation or similar proceeding affecting the Property.

8.1.5    ERISA. Seller is not and is not acting on behalf of an “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, a “plan” within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended or an entity deemed to hold “plan assets” within the meaning of 29 C.F.R. § 2510.3101 of any such employee benefit plan or plans.

8.1.6    Environmental. Seller has not received any written notice from any governmental authority that the Property or the use of the Property violates any Environmental Laws. The term “Environmental Laws” includes without limitation the Resource Conservation and Recovery Act and the Comprehensive Environmental Response Compensation and Liability Act and other federal laws governing the environment as in effect on the date of this Contract together with their implementing regulations and guidelines as of the date of this Contract, and all state, regional, county, municipal and other local laws, regulations and ordinances that are equivalent or similar to the federal laws recited above or that purport to regulate Hazardous

Materials. The term “Hazardous Materials” includes petroleum, including crude oil or any fraction thereof, natural gas, natural gas liquids, liquified natural gas, or synthetic gas usable for fuel (or mixtures of natural gas or such synthetic gas), asbestos and asbestos-containing materials and any substance, material waste, pollutant or contaminant listed or defined as hazardous or toxic under any Environmental Law.

As used in this Contract, the term “to Seller’s knowledge”, “actual knowledge” or “best of Sellers knowledge” or words of similar import shall mean the actual knowledge of Gary Bohler, Regional Manager- AT&T Corporate Real Estate and not that of any other persons, as presently recollected by such person without any review of files or other investigation or inquiry of any kind, and (iii) shall not mean that such person is charged with knowledge of the acts, omissions and/or knowledge of Seller’s agents or employees.

8.2       Purchaser’s Representations and Warranties. Purchaser represents and warrants to Seller that:

8.2.1    Organization and Authority. Purchaser has been duly organized and is validly existing, and is in good standing in the state in which it was formed. Purchaser has the full right and authority and has obtained any and all consents required to enter into this Contract and at Closing will have the full rights and authority and will have obtained any and all consents required to consummate or cause to be consummated the transactions contemplated hereby. This Contract has been, and all of the documents to be delivered by Purchaser at the Closing will be, authorized and property executed and constitute, or will constitute, as appropriate, the valid and binding obligation of Purchaser, enforceable in accordance with their terms.

8.2.2    Conflicts and Pending Action. There is no contract to which Purchaser is a party or, to Purchaser’s knowledge, binding on Purchaser which is in conflict with this Contract. To Purchaser’s knowledge, there is no action or proceeding pending or threatened against Purchaser which challenges or impairs Purchaser’s ability to execute or perform its obligations under this Contract.

8.2.3    ERISA. Purchaser is not and is not acting on behalf of an “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, a “plan” within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended or an entity deemed to hold “plan assets” within the meaning of 29 C.F.R. § 2510.3101 of any such employee benefit plan or plans.

8.3       Survival of Representations and Warranties. The representations and warranties set forth in this Article 8 are made as of the Effective Date and are remade as of the Closing Date and shall survive the Closing for the Limitation Period set forth in Section 10.3 below. Each party shall have the right to bring an action against the other on the breach of a representation or warranty hereunder, only if Seller or Purchaser as the case may be, has given the other party written notice of the circumstances giving rise to the alleged breach within such Limitation Period.

ARTICLE 9: DAMAGES AND Condemnation

9.1       Risk of Loss. The Closing shall be effective as of 12:01 A.M. on the Closing Date. Notwithstanding the foregoing, the risk of loss of all or any portion of the Property shall be borne by Seller up to and including the actual time of the Closing and wire transfer of the Purchase Price to Seller, and thereafter by Purchaser, subject, however, to the terms and conditions of Sections 9.2 and 9.3 below.

9.2       Damage. Seller shall promptly give Purchaser written notice of any damage to the Property, describing such damage, and the Seller’s estimate of time to repair such damage. If such damage is not material, as defined below, then this Contract shall remain in full force and effect and at Closing Purchaser shall receive an assignment of the insurance proceeds relating to such damage and repair of such damage shall be subject to the terms of the AT&T Lease as if such damage had occurred during the Lease term. If such damage is material, Purchaser may elect by notice to Seller given within 10 days after Purchaser is notified of such damage (and the Closing shall be extended, if necessary, (but not past December 29, 2006), to give Purchaser such 10-day period to respond to such notice) to proceed in the same manner as in the case of damage that is not material or to terminate this Contract, in which event the Earnest Money shall be immediately returned to Purchaser. Damage as to any one or multiple occurrences is “material” if in the reasonably exercised judgment of Seller it will take more than twelve (12) months after Closing to repair.

9.3       Condemnation. Seller shall promptly give Purchaser notice (the “Notice of Taking”) of any eminent domain proceedings that are threatened or instituted with respect to a material portion of the Property. By notice to Seller given within 10 days after Purchaser receives the Notice of Taking (and if necessary the Closing Date shall be extended (but not past December 29, 2006) to give Purchaser the full 10-day period to make such election), Purchaser may terminate this Contract or proceed under this Contract, in which event at the Closing, Seller shall turn over to Purchaser any award it has received with respect to such taking and shall assign to Purchaser its right to any award. If no such election is made, or if the portion of the Property subject to any such taking is not material, this Contract shall remain in full force and effect and the purchase contemplated herein, less any interest taken by eminent domain or condemnation, shall be effected with no further adjustment, and upon the Closing of this purchase, Seller shall assign to Purchaser its right to any award that has been or that may thereafter be made for such taking. During the pendency of this Contract, Seller and Purchaser shall jointly negotiate and deal with the condemning authority in respect of such matter. For purposes hereof, a “material” taking shall mean a taking either of the entire Property or a portion thereof if, in Purchaser’s commercially reasonable opinion, the remaining Property cannot be restored to an economically viable office complex without either substantial alteration of the Property or relief from governmental regulations or the requirements of any leases then in effect with respect to the Property. For instance, Seller and Purchaser acknowledge that a taking of road right-of-way which does affect parking at the Property or take any portion of the Improvements is not material for purposes of this section.

ARTICLE 10: DEFAULT AND DAMAGES

10.1     Default by Purchaser. If Purchaser shall default in its obligation to purchase the Property pursuant to this Contract, Purchaser agrees that Seller shall have the right to have the Escrow Agent deliver the Earnest Money to Seller as liquidated damages to recompense Seller for time spent, labor and services performed, and the loss of its bargain. Purchaser and Seller agree that it would be impracticable or extremely difficult to affix damages if Purchaser so defaults and that the Earnest Money represents a reasonable estimate of Seller’s damages. Seller agrees to accept the Earnest Money as Seller’s total damages and relief hereunder if Purchaser defaults in its obligation to close hereunder. If Purchaser does so default, this Contract shall be terminated and Purchaser shall have no further right, title, or interest in or to the Property.

10.2     Default by Seller. If Seller defaults in its obligation to sell and convey the Property to Purchaser pursuant to this Contract, Purchaser’s sole remedy shall be to elect one of the following: (a) to terminate this Contract, in which event Purchaser shall be entitled to the return by the Escrow Agent to Purchaser of the Earnest Money, or (b) if Closing does not occur solely on account of a Willful Seller Default, to bring a suit for specific performance (including a claim for court courts, in addition to a claim for attorney’s fees, limited as hereafter provided), provided that any suit for specific performance must be brought within 90 days of Seller’s default. In no event shall Seller be liable to Purchaser for any actual, punitive, speculative, consequential or other damages, all of which are hereby waived by Purchaser. For the purposes hereof, a “Willful Seller Default” shall mean a default by Seller on or after the date hereof whereby Seller intentionally and in bad faith acts with the sole purpose of frustrating the intent of this Contract. Purchaser hereby waives any other rights or remedies in respect of any such default. This Contract confers no present right, title or interest in the Property to Purchaser and Purchaser agrees not to file a lis pendens or other similar notice against the Property except in connection with, and after, the filing of a suit for specific performance.

10.3     Limitations.

10.3.1  Limitation Period. Seller’s covenants, indemnities, warranties and representations contained in this Contract and in any document executed by Seller pursuant to this Contract shall survive Purchaser’s purchase of the Property only for a period commencing on the Closing Date and ending on one year after the Closing Date (the “Limitation Period”). Seller’s liability for breach of any such covenant, indemnity, representation or warranty with respect to the Property shall be limited to claims in excess of an aggregate $50,000 and Seller shall be liable only to the extent that such aggregate exceeds such figure. Seller’s aggregate liability for claims arising out of such covenants, indemnities, representations and warranties with respect to the Property shall not exceed $5,000,000 (the “Damage Limit”). Purchaser shall provide written notice to Seller prior to the expiration of the Limitation Period of any alleged breach of such covenants, indemnities, warranties or representations and shall allow Seller 30 days within which to cure such breach, or, if such breach cannot reasonably be cured within 30 days, an additional reasonable time period, so long as such cure has been commenced within such 30 days and is being diligently pursued. If Seller fails to cure such breach after written notice and within such cure period, Purchaser’s sole remedy shall be an action at law for actual damages as a consequence thereof, which must be commenced, if at all, within the Limitation Period; provided, however, that if within the Limitation Period Purchaser gives Seller written notice of such a breach and Seller notifies Purchaser of Seller’s commencement of a cure, commenced to cure and thereafter terminates such cure effort, Purchaser shall have an additional 30 days from the date of such termination within which to commence an action at law for damages up to the Damage Limit as a consequence of Seller’s failure to cure. The Limitation Period referred to herein shall apply to known as well as unknown breaches of such covenants, indemnities, warranties or representations. Purchaser specifically acknowledges that such termination of liability represents a material element of the consideration to Seller. The limitation as to Seller’s liability in this Section 10.3.1 does not apply to Seller’s liability with respect to prorations and adjustments under Article 7.

10.3.2  Disclosure. Notwithstanding any contrary provision of this Contract, if Seller becomes aware during the pendency of this Contract prior to Closing of any matters which make any of their representations or warranties untrue. Seller shall promptly disclose such matters to Purchaser in writing. In the event that Seller so discloses any matters which make any of Seller’s representations and warranties untrue in any material respect or in the event that Purchaser otherwise becomes aware during the pendency of this Contract prior to Closing of any matters which make any of Seller’s representations or warranties untrue in any material respect, Seller shall bear no liability for such matters (provided that such untruth is not the result of Seller’s breach of any express covenant set forth in this Contract), but Purchaser shall have the right to elect in writing on or before the Closing Date, (i) to waive such matters and complete the purchase of the Property without reduction of the Purchase Price in accordance with the terms of this Contract, or (ii) as to any matters disclosed following the expiration of the Inspection Period, to terminate this Contract.

10.3.3  Purchaser’s Knowledge. Notwithstanding anything contained in this Contract to the contrary, Seller shall have no liability for breaches of any representations, warranties and certifications (individually, a “Representation” and collectively, the “Representations”) which are made by Seller herein or in any of the documents or instruments required to be delivered by Seller hereunder if Purchaser, its officers, employees, shareholders, members, partners, or agents had knowledge of such breach by Seller as to a fact or circumstance which, by its nature, indicates that a Representation was or has become untrue or inaccurate and Purchaser either (a) during the Inspection Period fails to terminate this Contract as set forth in Section 2.3 or (b) at any other time at or prior to Closing, Purchaser elects to proceed to close the transaction contemplated by this Contract, Purchaser shall not otherwise have the right to bring any lawsuit or other legal action against Seller, nor pursue any other remedies against Seller, as a result of the breach of such Representation caused thereby.

ARTICLE 11: MISCELLANEOUS

11.1     Parties Bound; Assignment. Neither party may assign this Contract without the prior written consent of the other, and any such prohibited assignment shall be void; provided, however, that Purchaser may assign this Contract without Seller’s consent to an Affiliate or to effect an Exchange under Section 11.2. For the purposes of this paragraph, the term “Affiliate” means (a) an entity that directly or indirectly controls, is controlled by or is under common control with the Purchaser or (b) an entity at least a majority of whose economic interest is owned by Purchaser; and the term “control” means the power to direct the management of such entity through voting rights, ownership or contractual obligations. Subject to the foregoing, this

Contract shall be binding upon and inure to the benefit of the respective successors and assigns of the parties.

11.2     Section 1031 Exchange. Purchaser or Seller may consummate the purchase of the Property as part of a so-called like kind exchange (the “Exchange”) pursuant to § 1031 of the Internal Revenue Code of 1986, as amended (the “Code”), provided that: (i) the Closing shall not be delayed or affected by reason of the Exchange nor shall the consummation or accomplishment of the Exchange be a condition precedent or condition subsequent to Purchaser’s obligations under this Contract; (ii) the Exchange is effected through an assignment of this Contract, or its rights under this Contract, to a qualified intermediary; (iii) Seller shall not be required to take an assignment of the purchase agreement for the relinquished property or be required to acquire or hold title to any real property for purposes of consummating the Exchange; and (iv) the party requesting he Exchange shall pay any additional costs that would not otherwise have been incurred by Purchaser or Seller had such party not consummated its purchase or sale through the Exchange. Neither Seller nor Purchaser by this agreement or acquiescence to the Exchange shall (1) have its rights under this Contract affected or diminished in any manner or (2) be responsible for compliance with or be deemed to have warranted to the other party that the Exchange in fact complies with § 1031 of the Code.

11.3     Headings. The article, section, subsection, Section and other headings of this Contract are for convenience only and in no way limit or enlarge the scope or meaning of the language hereof.

11.4     Invalidity and Waiver. If any portion of this Contract is held invalid or inoperative, then so far as is reasonable and possible the remainder of this Contract shall be deemed valid and operative, and, to the greatest extent legally possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. The failure by either party to enforce against the other any term or provision of this Contract shall not be deemed to be a waiver of such party’s right to enforce against the other party the same or any other such term or provision in the future.

11.5     Governing Law. This Contract shall, in all respects, be governed, construed, applied, and enforced in accordance with the law of the State of Missouri.

11.6     Survival. The provisions of this Contract shall survive the Closing, subject to the express limitations set forth herein.

11.7     No Third Party Beneficiary. The provisions of this Contract and of the documents to be executed and delivered at Closing are and will be for the benefit of Seller and Purchaser only and are not for the benefit of any third party, and accordingly, no third party shall have the right to enforce the provisions of this Contract or of the documents to be executed and delivered at Closing.

11.8     Time. Time is of the essence in the performance of this Contract.

11.9     Confidentiality. Purchaser shall make no public announcement or disclosure of the sale or lease of the Property or of any other information related to this Contract or the transactions contemplated hereby to outside brokers or third parties, before or after the Closing, without the specific prior written consent of Seller, except for such disclosures to Purchaser’s lenders, creditors, officers, employees and agents as may be necessary to permit Purchaser to perform Purchaser’s obligations hereunder.

11.10   Notices. All notices required or permitted hereunder shall be in writing and shall be served on the parties at the addresses set forth below. Any such notices shall be either (i) sent by overnight delivery using a nationally recognized overnight courier, in which case notice shall be deemed delivered one business day after deposit with such courier, (ii) sent by facsimile in which case notice shall be deemed delivered upon electronic confirmation by sender’s facsimile machine of transmission of such notice, or (iii) sent by personal delivery, in which case notice shall be deemed delivered upon receipt or refusal of delivery. A party’s address may be changed by written notice to the other party; provided, however, that no notice of a change of address shall be effective until actual receipt of such notice. Copies of notices are for informational purposes only, and a failure to give or receive copies of any notice shall not be deemed a failure to give notice. The attorney for a party has the authority to send notices on behalf of such party.

If to Purchaser:	If to Seller:

G. Joseph Cosenza Vice Chairman Member of the Board of Directors The Inland Group, Inc. 2901 Butterfield Road Oak Brook, IL 60523-1159 Fax: (630) 218-4935	AT&T Services, Inc. 1010 Pine Street Suite 21-E18 St Louis, MO 63101 Attn: Regional Manager Corporate Real Estate Fax: (314) 235-6200
and to:

AT&T Services 175 East Houston Street Room 4.A.40 San Antonio, TX 78205 Attn: General Attorney: Real Estate Fax: (210) 351-2782

with a copy to:	with a copy to:

Charles J. Benvenuto Charles J. Benvenuto, P.C. 2901 Butterfield Road, 3rd Floor Oak Brook, IL 60523-1159 Fax: (630) 571-2360	Daniel T. Engle, Esq. Thompson Coburn LLP One US Bank Plaza Suite 3300 St. Louis, MO 63101 Fax: (314) 552-7031

11.11   Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Contract and agree that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Contract or any exhibits or amendments hereto.

11.12   Calculation of Time Periods. Unless otherwise specified, in computing any period of time described herein, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday for national banks in the location where the Property is located, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday, or legal holiday. The last day of any period of time described herein shall be deemed to end at 7:00 p.m. in the jurisdiction in which the Property is located.

11.13   Execution in Counterparts. This Contract may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one Contract. To facilitate execution of this Contract, the parties may execute and exchange by telephone facsimile counterparts of the signature pages, provided that executed originals thereof are forwarded to the other party on the same day by any of the delivery methods set forth in Section 10.10 other than facsimile.

11.14   Further Assurances. In addition to the acts and deeds recited herein and contemplated to be performed, executed or delivered by either party at Closing, each party agrees to perform, execute and deliver, but without any obligation to incur any additional liability or expense, on or after the Closing any further deliveries and assurances as may be reasonably necessary to consummate the transactions contemplated hereby or to further perfect the conveyance, transfer and assignment of the Property to Purchaser.

11.15   Information and Audit Cooperation. At any time before or after the Closing, Seller shall allow Purchaser’s auditors access to the books and records of Seller and the working papers of Seller’s independent auditors relating to the operation of the Property to enable Purchaser to comply with any financial reporting requirements applicable to Purchaser.

11.16   Attorneys’ Fees. In the event either party hereto employs an attorney in connection with claims by one party against the other arising from the operation of this Contract, the non-prevailing party shall pay the prevailing party all reasonable fees and expenses, including attorneys’ fees, incurred in connection with such transaction.

11.17   Entirety and Amendments. This Contract embodies the entire contract between the parties and supersedes all prior contracts and understandings relating to the Property. This Contract may be amended or supplemented only by an instrument in writing executed by both Seller and Purchaser.

11.18   Exhibits. The following exhibits are attached to this Contract and are incorporated into this Contract and made a part hereof:

(a)       Exhibit A — Legal Description of the Land

(b)       Exhibit B — Form of Special Warranty Deed

11.19   No Survival. Except as specifically stated to survive the Closing or the termination of this Contract, all representations, warranties, obligations and covenants of this

Contract shall merge with the Deed and shall not survive the Closing or other termination of this Contract.

11.20   Recording. Except in connection with Purchaser pursuing a Seller default under Section 10.2 hereof, this Contract shall not be recorded.

11.21   Escrow. Escrow Agent is authorized to deposit the Earnest Money promptly upon receipt thereof, to hold same in escrow and, subject to clearance thereof, to disburse same in accordance with terms and conditions of this Contract. In the event of doubt as to Escrow Agent’s duties or liabilities under the provisions of this Contract, the Escrow Agent may in its sole discretion, continue to hold the same subject to this escrow until the parties mutually agree to the disbursement thereof, or until a judgment of a court of competent jurisdiction shall determine the rights of the parties thereto, or Escrow Agent may deposit same with the court having jurisdiction of the dispute, and upon notifying all parties concerned of such action, all liability on the part of the Escrow Agent shall terminate, except to the extent of accounting for any items theretofore delivered out of escrow. In the event of any suit between Purchaser and Seller wherein the Escrow Agent is made a party thereto, the Escrow Agent shall be entitled to recover reasonable attorney’s fees and costs incurred, said fees and costs to be charged and assessed as court costs in favor of the prevailing party. All parties agree that the Escrow Agent shall not be liable to any party or person whomsoever for misdelivery to Purchaser or Seller of items subject to this escrow, unless such misdelivery shall be due to willful breach of this Contract or gross negligence on the part of Escrow Agent.

11.22   Earnest Money Release. NOTWITHSTANDING ANY PROVISION OF THIS AGREEMENT TO THE CONTRARY, ESCROW AGENT IS HEREBY AUTHORIZED AND DIRECTED TO RELEASE THE EARNEST MONEY TO PURCHASER IMMEDIATELY (WITHOUT FURTHER AUTHORIZATION FROM SELLER) UPON RECEIPT BY ESCROW AGENT OF THE INSPECTION TERMINATION NOTICE UNDER SECTION 2.3 HEREOF ON OR PRIOR TO 5:00 PM (CST) OF THURSDAY, NOVEMBER 30, 2006.

[SIGNATURE PAGES AND EXHIBITS TO FOLLOW]

SIGNATURE PAGE TO 909 CHESTNUT
REAL ESTATE SALE CONTRACT

IN WITNESS WHEREOF, the parties hereto have executed this Real Estate Contract as of the Effective Date.

SELLER:

SOUTHWESTERN BELL TELEPHONE, L.P., a
Texas limited partnership

		By:	/s/ Francis C. Bishop
		Name:	Francis C. Bishop
Dated:	11/7/06	Title:	Real Estate Director

PURCHASER:

INLAND REAL ESTATE ACQUISITIONS, INC.

		By:	/s/ G. Joe Carenza
		Name:	G. Joe Carenza
Dated:	Nov 3, 2006	Title:	President

S-1

Escrow Agent Acknowledgement

The undersigned Title Company hereby joins in the execution of this Contract for the sole purpose of agreeing to hold and dispose of the Earnest Money in accordance with the provisions of this Agreement and further agreeing to the provisions in Section 11.21 and 11.22 thereof.

First American Title Insurance Company

By:
Name:
Title:

Date:

S-2

EXHIBIT A TO REAL ESTATE SALE CONTRACT

LEGAL DESCRIPTION

The legal description of the Land shall be as contained in Seller’s vesting deed, provided if such description is different than the legal description contained in the Title Commitment to be obtained by Purchaser, then the Seller, at Closing, shall also deliver an executed quit claim deed containing such other legal description to the Land as reflected by the Title Commitment.

A-3-1

EXHIBIT B TO REAL ESTATE SALE CONTRACT

FORM OF SPECIAL WARRANTY DEED

Space Above Line Reserved For Recorder’s Use

1.	Title of Document:	Special Warranty Deed

2.	Date of Document:	, 2006

3.	Grantor:

Address:

4.	Grantee:

Address:

5.	Legal description:	See Exhibit A annexed to the document.

6.	Reference(s) to Book(s) and Page(s): N/A

SPECIAL WARRANTY DEED

THIS SPECIAL WARRANTY DEED, made and entered into by and between
, as GRANTOR, whose address is
and
, as GRANTEE, whose address is

                                                                                                                                                .

WITNESSETH, That Grantor, for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration paid by Grantee to Grantor, the receipt of which is hereby acknowledged, does by these presents BARGAIN AND SELL, CONVEY AND CONFIRM unto Grantee that certain real estate situated in the City of St. Louis, State of Missouri, and legally described in Exhibit A attached to this Special Warranty Deed and by this reference made a part hereof (the “Property”).

SUBJECT, HOWEVER, to the title and survey exceptions listed on Exhibit B attached to this Special Warranty Deed and by this reference made a special part hereof, Grantee hereby accepting and agreeing to the same by Grantee’s acceptance and recordation of this Special Warranty Deed.

TO HAVE AND TO HOLD the same, together with all rights and appurtenances to the same belonging to the extent not encumbered, restricted or reserved as contemplated by this Special Warranty Deed unto the Grantee and its successors and assigns forever.

Grantor hereby covenants that, except as noted above, that at the time of delivery of this Special Warranty Deed the Property was free from all financial encumbrances made by it and that Grantor shall and will WARRANT AND DEFEND the title to the Property unto the Grantee and its successors and assigns forever, against the lawful claims of all persons claiming by, through or under Grantor but against none others.

EXECUTED on the date set forth in the acknowledgment attached hereto to be effective as of the                        day of                            , 2006.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

[SIGNATURE PAGE]

SPECIAL WARRANTY DEED

“Grantor”

By:
Name:
Title:

“Grantee”

By:
Name:
Title:

STATE OF	)
)
OF	)

On this       day of               , 2006, before me appeared                      , to me personally known, who, being by me duly sworn did say that such person is the                           of                             , a                             corporation and that said instrument was signed on behalf of said corporation, by authority of its Board of Directors, and said person acknowledged said instrument to be the free act and deed of said corporation.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the                    and State aforesaid the day and year first above written.

Notary Public

My Commission Expires:

STATE OF	)
)
OF	)

On this        day of                      , 2006, before me appeared                         , to me personally known, who, being by me duly sworn did say that such person is the                            of                               , a                      corporation and that said instrument was signed on behalf of said corporation, by authority of its Board of Directors, and said person acknowledged said instrument to be the free act and deed of said corporation.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the                   and State aforesaid the day and year first above written.

Notary Public

My Commission Expires:

EXHIBIT A TO SPECIAL WARRANTY DEED

LEGAL DESCRIPTION

Parcel No. 1:

All of City Block 275 of the City of St. Louis, Missouri, bounded North by Pine Street, South by Chestnut Street, East by 9th Street and West by 10th Street, together with the East/West alley, 15 feet wide, vacated by Ordinance No. 58327; also including that portion of 9th Street, vacated by Ordinance 58538.

Parcel No. 2:

Sub-surface rights in that part of 9th Street, vacated by Ordinance No. 58538, described as follows:

A portion of Ninth Street, 60 feet wide, adjacent to Block 275 of the City of St. Louis, Missouri, and described as follows:

Commencing at the Southeast corner of said Block 275; thence North 17 degrees 39 minutes 43 seconds East along the West line of said Ninth Street a distance of 8.26 feet to the point of beginning of the herein described Parcel of land; thence continuing North 17 degrees 39 minutes 43 seconds East along said West line a distance of 221.23 feet to a point, said point being South 17 degrees 39 minutes 43 seconds West along said West line a distance of 4.51 feet from the Northeast corner of said Block 275; thence leaving said West line and running South 27 degrees 19 minutes 41 seconds East, 14.82 feet to a point; thence South 17 degrees 40 minutes 19 seconds West, 210.75 feet to a point; thence North 72 degrees 19 minutes 41 seconds West, 10.44 feet to the point of beginning.

Parcel No. 3:

Sub-surface rights in that part of 9th street, vacated by Ordinance No. 60476, described as:

The Sub-Surface Rights of a portion of Ninth Street, 60 feet wide, in the City of St. Louis, Missouri, lying below the existing surface, as now improved, and described as follows:

Beginning at a point on the Southern line of Pine Street, 60 feet wide, at its intersection with the Western line of Ninth Street, 60 feet wide, said point being the Northeast corner of City Block 275; thence Eastwardly along the Southern of Pine Street, 60.0 feet to a point on the Eastern line of Ninth Street at the Northwest corner of City Block 191; thence Southwardly along the Eastern line of Ninth Street, 234.0 feet more or less, to its intersection with the Northern line of Chestnut Street, 60 feet wide, at the Southwest corner of City Block 191; thence Westwardly along the Northern line of Chestnut Street 60.0 feet to a point on the Western line of Ninth Street at the Southeast corner of City Block 275; thence Northwardly along the Western line of Ninth Street, 234.0 feet, more or less, to the point beginning.

A-3-1

Parcel No. 4:

Sub-surface rights in that part of 9th street, vacated by Ordinance No. 60600, described as:

A portion of Ninth Street, 60 feet wide, in the City of St. Louis, Missouri, and described as follows:

Beginning at a point on the Northern line of Chestnut Street, 60 feet wide, at it’s intersection with the Eastern line of Ninth Street, 60 feet wide, said point being the Southwest corner of City Block 191, thence Westwardly along the Northern line of Chestnut Street, 2.50 feet, to a point; thence Northwardly ad parallel with the Eastern line of Ninth Street, 233.87 feet more or less, to a point on the Southern line of Pine Street, 60 feet wide; thence Eastwardly along said Southern street line, 2.50 feet, to it’s intersection with the Eastern line of Ninth Street, at the Northwest corner of City Block 191; thence Southwardly along said Eastern street line and along the western line of City Block 191, 233.87 feet to the point of beginning.

Parcel No. 5:

Air-rights over 9th street, as vacated by Ordinance No. 60477, described as:

Located in 9th Street, 60 feet wide between Blocks 275 and 191 of the City of St. Louis, Missouri, and lying above a horizontal plane 86.00 feet above 0.00 on the St. Louis City Datum, in the City of St. Louis, Missouri, and being described as follows:

Beginning at a point on the Southern line of Pine Street, 60 feet wide, at its intersection with the Western line of Ninth Street, 60 feet wide, said point being the Northeast corner of City Block 275; thence Eastwardly along the Southern line of Pine Street, 60.0 feet to a point on the Eastern line of Ninth Street at the Northwest corner of City Block 191; thence Southwardly along the Eastern line of Ninth Street, 234.0 feet, more or less, to its intersection with the Northern line of Chestnut Street, 60 feet wide, at the Southwest corner of City Block 191; thence Westwardly along the Northern line of Chestnut Street, 60.0 feet to a point on the Western line of Ninth Street at the Southeast corner of City Block 275; thence Northwardly along the Western line of Ninth Street, 234.0 feet, more or less, to the point of beginning.

Tax ID # 0275-00-00131
Tax ID # 0275-00-00500
Tax ID # 0275-00-00600

F-2

EXHIBIT B TO SPECIAL WARRANTY DEED

PERMITTED EXCEPTIONS

1.                          Zoning and other ordinances.

2.                          Real estate taxes for the year of Closing and thereafter.

3.                          Installments of special taxes and assessments not required to be paid prior to the effective date of this Deed.

4.                          Special taxes and assessments becoming a lien on or after the effective date of this Deed.

5.                          Visible easements and all other matters that would be disclosed by a current survey of the Property.

6.                          All valid and enforceable City Ordinances and covenants, restrictions, reservations, easements and other matters as shown on the public record.

7.                          Rights of Grantor as tenant under the Lease of even date herewith between Grantor and Grantee.

F-3

FIRST AMENDMENT TO 909 CHESTNUT
REAL ESTATE SALE CONTRACT

THIS FIRST AMENDMENT is dated effective as of this 17th day of November, 2006 (hereinafter referred to as “Amendment”) by and between Southwestern Bell Telephone, L.P., a Texas limited partnership (“Seller”), and Inland Real Estate Acquisitions, Inc., an Illinois corporation (“Purchaser”). Capitalized terms not defined herein shall have the meanings specified in the Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, Seller and Purchaser entered into a Real Estate Sale Contract, dated as of November 3, 2006 (the “Agreement”) covering certain property at 909 Chestnut Avenue, in the City of St. Louis, as further described therein (the “Property”); and

WHEREAS, the Seller and Purchaser now wish to extend the “Inspection Period” as defined under the Agreement in Section 1.05 thereof and make certain other changes as set forth below.

NOW THEREFORE, in consideration of ONE DOLLAR ($1.00) and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, said Agreement is hereby amended as follows:

1.                          The “Inspection Period” as defined under Section 1.05 of the Agreement is hereby extended and shall end as of 5 p.m. CST on Friday, December 8, 2006, rather than on November 30, 2006.

2.                          In Section 11.22 that date shown therein as “Thursday, November 30, 2006” is deleted and replaced with “Friday, December 8, 2006”.

3.                          In Section 11.12 the time of “7:00 p.m.” is deleted and replaced with “5:00 p.m.”.

4.                          Except as expressly modified or amended herein, all other terms, provisions and conditions of the Agreement shall remain in full force and effect. This Amendment may be executed by facsimile signature and in counterparts, in which case such faxed signatures shall be deemed originals and all such counterparts, when taken together, shall be deemed a single instrument. An e-mail of this signed amendment shall be deemed a facsimile signature.

[Signatures begin on next page]

IN WITNESS WHEREOF, the parties hereto, by their duly authorized representatives, have signed this Amendment as the date and year first above written.

Southwestern Bell Telephone, L.P.		Inland Real Estate Acquisitions, Inc.

By:	/s/ [ILLEGIBLE]	By:	/s/ [ILLEGIBLE]
Name:	[ILLEGIBLE]	Name:	[ILLEGIBLE]
Title:	[ILLEGIBLE]	Title:	[ILLEGIBLE]

[Signature Page to First Amendment to 909 Chestnut Real Estate Sale Contract]

Escrow Agent Acknowledgement

[ILLEGIBLE]

By:	/s/ Sue Phillips
Name:	Sue Phillips
Title:	Escrow Manager	Date:	11/20/06

2

SECOND AMENDMENT TO 909 CHESTNUT
REAL ESTATE SALE CONTRACT

THIS SECOND AMENDMENT is dated effective as of this 7th day of December, 2006 (hereinafter referred to as “Amendment”) by and between Southwestern Bell Telephone, L.P., a Texas limited partnership (“Seller”), and Inland Real Estate Acquisitions, Inc., an Illinois corporation (“Purchaser”). Capitalized terms not defined herein shall have the meanings specified in the Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, Seller and Purchaser entered into a Real Estate Sale Contract, dated as of November 3, 2006, as amended by a First Amendment dated as of November 17, 2006 (as amended, the “Agreement”) covering certain property at 909 Chestnut Avenue, in the City of St. Louis, as further described therein (the “Property”); and

WHEREAS, the Seller and Purchaser now wish to extend the “Inspection Period” as defined under the Agreement in Section 1.05 thereof and make certain other changes as set forth below.

NOW THEREFORE, in consideration of ONE DOLLAR ($1.00) and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, said Agreement is hereby amended as follows:

1.         The “Inspection Period” as defined under Section 1.05 of the Agreement is hereby extended and shall end as of 5 p.m. CST on Wednesday, December 13, 2006, rather than on Friday, December 8, 2006 as provided under the First Amendment.

2.         In Section 11.22 the date shown therein as “Thursday, November 30, 2006”, which was deleted by the First Amendment and replaced with Friday, December 8, 2006, is again deleted and replaced with “Wednesday, December 13, 2006”.

3.         Except as expressly modified or amended herein, all other terms, provisions and conditions of the Agreement shall remain in full force and effect. This Amendment may be executed by facsimile signature and in counterparts, in which case such faxed signatures shall be deemed originals and all such counterparts, when taken together, shall be deemed a single instrument. An e-mail of this signed amendment shall be deemed a facsimile signature.

[Signatures begin on next page]

IN WITNESS WHEREOF, the parties hereto, by their duly authorized representatives, have signed this Amendment as the date and year first above written.

Southwestern Bell Telephone, L.P.	Inland Real Estate Acquisitions, Inc.

By:	By:	/s/ [ILLEGIBLE]
Name:	Name:	[ILLEGIBLE]
Title:	Title:	President

[Signature Page to Second Amendment to 909 Chestnut Real Estate Sale Contract]

Escrow Agent Acknowledgement:

First American Title Insurance Company, as escrow agent under the Agreement, does hereby acknowledge the foregoing Second Amendment.

First American Title Insurance Company

By;

Name:

Date: December , 2006

2

IN WITNESS WHEREOF, the parties hereto, by their duly authorized representatives, have signed this Amendment as the date and year first above written.

Southwestern Bell Telephone, L.P.		Inland Real Estate Acquisitions, Inc.

By:	/s/ [ILLEGIBLE]	By:
Name:	FRANCIS C. BISHOP	Name:
Title:	DIRECTOR TRANSACTION	Title:

[Signature Page to Second Amendment to 909 Chestnut Real Estate Sale Contract]

Escrow Agent Acknowledgement:

First American Title Insurance Company, as escrow agent under the Agreement, does hereby acknowledge the foregoing Second Amendment.

First American Title Insurance Company

By:

Name:

Date: December , 2006

2

IN WITNESS WHEREOF, the parties hereto, by their duly authorized representatives, have signed this Amendment as the date and year first above written.

Southwestern Bell Telephone, L.P.	Inland Real Estate Acquisitions, Inc.

By:	By:	/s/ [ILLEGIBLE]
Name:	Name:	[ILLEGIBLE]
Title:	Title:	President

[Signature Page to Second Amendment to 909 Chestnut Real Estate Sale Contract]

Escrow Agent Acknowledgement:

First American Title Insurance Company, as escrow agent under the Agreement, does hereby acknowledge the foregoing Second Amendment.

First American Title Insurance Company

By:	/s/ Sue Phillips

Name:	Sue Phillips

Date: December 7, 2006

2

FOURTH AMENDMENT TO 909 CHESTNUT
REAL ESTATE SALE CONTRACT

THIS FOURTH AMENDMENT is dated effective as of this 19th day of December, 2006 (hereinafter referred to as “Amendment”) by and between Southwestern Bell Telephone, L.P., a Texas limited partnership (“Seller”), and Inland Real Estate Acquisitions, Inc., an Illinois corporation (“Purchaser”). Capitalized terms not defined herein shall have the meanings specified in the Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, Seller and Purchaser entered into a Real Estate Sale Contract, dated as of November 3, 2006, as subsequently amended by a First, Second and Third Amendment (as amended, the “Agreement”) covering certain property at 909 Chestnut Avenue, in the City of St. Louis, as further described therein (the “Property”); and

WHEREAS, the Seller and Purchaser now wish to extend the “Inspection Period” as defined under the Agreement in Section 1.05 thereof and make certain other changes as set forth below.

NOW THEREFORE, in consideration of ONE DOLLAR ($1.00) and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, said Agreement is hereby amended as follows:

1. The “Inspection Period” as defined under Section 1.05 of the Agreement is hereby extended and shall end as of 5 p.m. CST on Thursday, December 21, 2006, rather than on Tuesday, December 19,2006 as provided under the Third Amendment.

2. In Section 11.22 the date shown therein as “Tuesday, December 19,2006”, under the Third Amendment, is deleted and replaced with “Thursday, December 21, 2006”.

3. Except as expressly modified or amended herein, all other terms, provisions and conditions of the Agreement shall remain in full force and effect. This Amendment may be executed by facsimile signature and in counterparts, in which case such faxed signatures shall be deemed originals and all such counterparts, when taken together, shall be deemed a single instrument. An e-mail of this signed amendment shall be deemed a facsimile signature.

[Signatures begin on next page]

IN WITNESS WHEREOF, the parties hereto, by their duly authorized representatives, have signed this Amendment as the date and year first above written.

Southwestern Bell Telephone, L.P.	Inland Real Estate Acquisitions, Inc.

By:	By:	/s/ [ILLEGIBLE]
Name:	Name:	[ILLEGIBLE]
Title:	Title:	[ILLEGIBLE]

Escrow Agent Acknowledgement:

First American Title Insurance Company, as escrow agent under the Agreement, does hereby acknowledge the foregoing Amendment.

First American Title Insurance Company

By:

Name:

Date: December , 2006

2

IN WITNESS WHEREOF, the parties hereto, by their duly authorized representatives, have signed this Amendment as the date and year first above written.

Southwestern Bell Telephone, L.P.		Inland Real Estate Acquisitions, Inc.

By:	/s/ Francis C. Bishop	By:
Name:	Francis C. Bishop	Name:
Title:	Director - Transactions	Title:

Escrow Agent Acknowledgement:

First American Title Insurance Company, as escrow agent under the Agreement, does hereby acknowledge the foregoing Amendment.

First American Title Insurance Company

By:	/s/ Sue Phillips

Name:	Sue Phillips

Date: December 19, 2006

2

THIRD AMENDMENT TO 909 CHESTNUT
REAL ESTATE SALE CONTRACT

THIS THIRD AMENDMENT is dated effective as of this 13th day of December, 2006 (hereinafter referred to as “Amendment”) by and between Southwestern Bell Telephone, L.P., a Texas limited partnership (“Seller”), and Inland Real Estate Acquisitions, Inc., an Illinois corporation (“Purchaser”). Capitalized terms not defined herein shall have the meanings specified in the Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, Seller and Purchaser entered into a Real Estate Sale Contract, dated as of November 3, 2006, as amended by a First Amendment dated as of November 17, 2006, and a Second Amendment dated December 7, 2006 (as amended, the “Agreement” covering certain property at 909 Chestnut Avenue, in the City of St. Louis, as further described therein (the “Property”); and

WHEREAS, the Seller and Purchaser now wish to extend the “Inspection Period” as defined under the Agreement in Section 1.05 thereof and make certain other changes as set forth below.

NOW THEREFORE, in consideration of ONE DOLLAR ($1.00) and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, said Agreement is hereby amended as follows:

1. The “Inspection Period” as defined under Section 1.05 of the Agreement is hereby extended and shall end as of 5 p.m. CST on Tuesday, December 19, 2006, rather than on Wednesday, December 13, 2006 as provided under the Second Amendment.

2. In Section 11.22 the date shown therein as “Wednesday, December 13, 2006” under the Second Amendment, is deleted and replaced with “Tuesday, December 19, 2006”.

3. Except as expressly modified or amended herein, all other terms, provisions and conditions of the Agreement shall remain in full force and effect. This Amendment may be executed by facsimile signature and in counterparts, in which case such faxed signatures shall be deemed originals and all such counterparts, when taken together, shall be deemed a single instrument. An e-mail of this signed amendment shall be deemed a facsimile signature.

[Signatures begin on next page]

IN WITNESS WHEREOF, the parties hereto, by their duly authorized representatives, have signed this Amendment as the date and year first above written.

Southwestern Bell Telephone, L.P.		Inland Real Estate Acquisitions, Inc.

By:	/s/ Francis C. Bishop	By:	illegible
Name:	Francis C. Bishop	Name:	illegible
Title:	Director — Transactions	Title:	illegible

[Signature Page to Third Amendment to 909 Chestnut Real Estate Sale Contract]

Escrow Agent Acknowledgement:

First American Title Insurance Company, as escrow agent under the Agreement, does hereby acknowledge the foregoing Second Amendment.

First American Title Insurance Company

By:
Name:
Date:	December , 2006

2